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                                                                     Exhibit 5.1

[LOGO] FOLEY LARDNER                       FOLEY & LARDNER
ATTORNEYS AT LAW                           777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foleylardner.com

                           July 10, 2003

                                           CLIENT/MATTER NUMBER
                                           012474-0117

Fiserv, Inc.
255 Fiserv Drive
Brookfield, WI 53045

Ladies and Gentlemen:

          We have acted as counsel for Fiserv, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 4% Notes due 2008 (the "New Notes") for an equal principal amount of the Company's outstanding 4% Notes due 2008 (the "Old Notes").

          The Old Notes were issued, and the New Notes will be issued, pursuant to an Indenture, dated as of April 11, 2003 (the "Indenture"), between the Company and BNY Midwest Trust Company, as Trustee (the "Trustee").

          In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the New Notes; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that the New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

BRUSSELS   DETROIT        MILWAUKEE    SAN DIEGO           TAMPA
CHICAGO    JACKSONVILLE   ORLANDO      SAN DIEGO/DEL MAR   TOKYO
DENVER     LOS ANGELES    SACRAMENTO   SAN FRANCISCO       WASHINGTON, D.C.   001.1451379.1
           MADISON                     TALLAHASSEE         WEST PALM BEACH

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[LOGO] FOLEY LARDNER
ATTORNEYS AT LAW

Fiserv, Inc.
July 10, 2003
Page 2

          We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the Federal laws of the United States of America. We express no opinion and make no representations with respect to the laws of any other jurisdiction.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Foley & Lardner
                                            FOLEY & LARDNER